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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934


                       PHOENIX PRESCHOOL HOLDINGS, INC.
            (Exact name of registrant as specified in its charter)

            Pennsylvania                                       52-2044492
----------------------------------------                    ----------------
(State of incorporation or organization)                    (I.R.S. Employer
                                                           Identification No.)

             31st Floor
         150 East 58th Street
            New York, NY                                         10155
----------------------------------------                   -----------------
(Address of principal executive offices)                      (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class                      Name of each exchange on which
  to be so registered                      each class is to be registered
  -------------------                      ------------------------------

         None                                                          None

         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this Form relates to the registration of a class of securities pursuant to 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.[X]


Securities Act registration statement file number to which this form relates:
333-31407

Securities to be registered pursuant to 12(g) of the Act:


                    Common Stock, par value $0.10 per share
                    ---------------------------------------
                               (Title of class)

                   Redeemable Common Stock Purchase Warrants
                   -----------------------------------------
                               (Title of class)

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Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Registrant's Common Stock, par value $0.10 per share, and Redeemable Common Stock Purchase Warrants, set forth under the heading "Description of Securities" in Amendment No. 2 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-31407) filed November 21, 1997, as such description may be amended by another amendment to such Registration Statement subsequently filed or by the form of prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act, is incorporated herein by reference.

Item 2.  Exhibits

         1.1      Specimen of Common Stock Certificate (1)
         1.2      Specimen Redeemable Common Stock Purchase Warrant (2)
         2.1      Articles of Incorporation of the Registrant (3)
         2.2      Bylaws of the Registrant (4)
         2.3      Warrant Agreement (5)
---------------------

         (1) Incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-31407) filed with the Securities and Exchange Commission on November 21, 1997.

         (2) Incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-31407) filed with the Securities and Exchange Commission on November 21, 1997.

         (3) Incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-31407) filed with the Securities and Exchange Commission on November 21, 1997.

         (4) Incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-31407) filed with the Securities and Exchange Commission on November 21, 1997.

         (5) Incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-31407) filed with the Securities and Exchange Commission on November 21, 1997.


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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                PHOENIX PRESCHOOL HOLDINGS, INC.



Date:  November 21, 1997        By: /s/ Michael C. Koffler
                                        ---------------------------
                                        Michael C. Koffler
                                        Chief Executive Officer, Chairman and
                                        President













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